EXHIBIT 99.4

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for deposit of common shares
CREAM MINERALS LTD.
Pursuant to the Offer dated October 4, 2010 by
ENDEAVOUR SILVER CORP.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 A.M. (PACIFIC TIME) ON NOVEMBER 9, 2010 UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (THE “EXPIRY TIME”).

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATE(S) TO THE DEPOSITARY BEFORE THE EXPIRY TIME.

This Notice of Guaranteed Delivery must be used to accept the offer dated October 4, 2010 (the “Offer”) made by Endeavour Silver Corp. (the “Offeror”) for common shares of Cream Minerals Ltd. (“Cream”), including common shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the conversion, exchange or exercise of any securities of Cream that are convertible into or exchangeable or exercisable for common shares (collectively, the “Shares”), if a certificate(s) representing the Shares to be deposited is/are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiry Time of the Offer.  This Notice of Guaranteed Delivery may be delivered by hand, couriered, transmitted by electronic facsimile or mailed to the Depositary only at its office in Vancouver, British Columbia.

The terms and conditions of the Offer and Letter of Transmittal are incorporated by reference into this Notice of Guaranteed Delivery.  Capitalized terms used but not defined in this Notice of Guaranteed Delivery that are defined in the Offer and related Circular shall have the respective meanings set out in the Offer and Circular.

The Depositary, Information Agent or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery (see the last page of the Offer and Circular for addresses and telephone numbers for the Depositary and Information Agent).  Persons whose Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee if they wish to accept the Offer.

As set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery”, if a holder of Shares (a “Shareholder”) wishes to deposit Shares pursuant to the Offer and (i) the certificate or certificates representing such Shares are not immediately available, (ii) the holder of Shares cannot complete the procedure for book-entry transfer of the Shares on a timely basis, or (iii) the certificate(s) and all other required documents cannot be delivered to the Depositary prior to the Expiry Time, those Shares may nevertheless be deposited validly under the Offer by utilizing the procedures contemplated by the Notice of Guaranteed Delivery, provided that all of the following conditions are met:

(a)	such deposit is made only at the office of the Depositary in Vancouver, British Columbia by or through an Eligible Institution;

(b)
a properly completed and duly executed Notice of Guaranteed Delivery (or a manually signed facsimile copy thereof), including a guarantee to deliver by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery, is received by the Depositary at its office in Vancouver, British Columbia prior to the Expiry Time; and

(c)
the certificate(s) representing all deposited Shares in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received at the Vancouver, British Columbia office of the Depositary at or prior to 8:00 a.m. (Pacific time) on the third trading day on the TSX Venture Exchange (“TSX-V”) after the Expiry Time.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary.  Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks and trust companies in the United States.

THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND, COURIERED, TRANSMITTED BY ELECTRONIC FACSIMILE OR MAILED TO THE DEPOSITARY ONLY AT ITS OFFICE IN VANCOUVER, BRITISH COLUMBIA AS SPECIFIED ABOVE AND MUST INCLUDE A SIGNATURE GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET FORTH HEREIN. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO ANY OFFICE OTHER THAN THE VANCOUVER, BRITISH COLUMBIA OFFICE OF THE DEPOSITARY AS SET OUT ABOVE SHALL NOT CONSTITUTE DELIVERY FOR THE PURPOSES OF SATISFYING A GUARANTEED DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL.  IF A SIGNATURE ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF ACCEPTANCE AND TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.  CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN VANCOUVER, BRITISH COLUMBIA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary, at its office in Vancouver, British Columbia of: (i) the certificate(s) representing the Shares; (ii) the Letter of Transmittal (or a manually executed facsimile copy thereof), properly completed and duly executed, with any signatures guaranteed, if so required, and (iii) all other documents required by the Letter of Transmittal before 8:00 a.m. (Pacific time) on the third trading day on the TSX-V after the date on which the Expiry Time occurs.  The undersigned also understands and acknowledges that under no circumstances will interest or other amounts accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary before the Expiry Time, even if the Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made until after the take-up and payment for the Shares under the Offer.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by all applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

NOTICE OF GUARANTEED DELIVERY

TO:	ENDEAVOUR SILVER CORP.

AND TO:	VALIANT TRUST COMPANY, as Depositary, at its office set out herein.

By Mail, Registered Mail, Hand or Courier

#600-750 Cambie Street
Vancouver, British Columbia
Canada  V6B 0A2
Attention: Reorganization Department
By Fax : 1-604-681-3067

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of this Notice of Guaranteed Delivery via a facsimile number, other than as set forth above does not constitute a valid delivery.

The undersigned hereby deposits with the Depositary, upon the terms and subject to the conditions set forth in the Offer and the Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer, “Manner of Acceptance—Procedure for Guaranteed Delivery”.

CREAM MINERALS LTD. COMMON SHARES (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the below form.)
Certificate Number(s) (if available)	Name(s) in which Registered (please print or type and fill in exactly as name(s) appear(s) on certificate)	Number of Shares Represented by Certificate	Number of Shares Deposited*

TOTAL:

*Unless otherwise indicated, the total number of Shares evidenced by all certificates delivered will be deemed to have been deposited.

CURRENCY OF PAYMENT

❑I wish to receive payment of consideration payable under the Offer in U.S. dollars based upon the exchange rate set forth in Section 3 of the Offer, “Manner of Acceptance–Currency of Payment”.
A Shareholder who does not check the box above will receive payment of consideration under the Offer in Canadian dollars.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s) Address(es)

Name (Please print)

SIN/SSN Postal Code/Zip Code

Date Daytime Telephone Number

GUARANTEE OF DELIVERY
The undersigned, an Eligible Institution, guarantees delivery to the Depositary of the certificate(s) representing the Shares deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Acceptance and Transmittal in the form enclosed herewith or a manually signed facsimile copy thereof, and all other documents required by the Letter of Acceptance and Transmittal, all on or before 8:00 a.m. (Pacific time) on the third trading day on the TSX Venture Exchange after the date on which the Expiry Time occurs.

Name of Firm: ______________________________	Authorized Signatory: ___________________________

Address of Firm: ____________________________	Name: _________________________________________
(Please print)
_________________________________________	Title: _________________________________________

Telephone Number: __________________________	Dated: ________________________________________